Exhibit 99.1

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A COMMON DEPOSITORY FOR CLEARSTREAM BANKING S.A. (“CLEARSTREAM”) AND EUROCLEAR BANK, SA/NV (“EUROCLEAR” AND, TOGETHER WITH CLEARSTREAM, “EUROCLEAR/CLEARSTREAM”) OR A NOMINEE THEREOF. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF BT GLOBENET NOMINEES LIMITED OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO BT GLOBENET NOMINEES LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY FOR EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, BT GLOBENET NOMINEES LIMITED OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY FOR EUROCLEAR/CLEARSTREAM, HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITORY TO A NOMINEE OF THE COMMON DEPOSITORY, BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY, OR BY THE COMMON DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITORY.

American Honda Finance Corporation

Medium-Term Note, Series A

(Floating Rate)

No. 1	Principal Amount:
REGISTERED:	€500,000,000

CUSIP/ISIN: 026657 BA3 / XS2870147597

ORIGINAL ISSUE DATE: July 29, 2024	STATED MATURITY: April 29, 2026

INITIAL INTEREST RATE: Based on 3-month EURIBOR determined on July 25, 2024 plus the Spread, accruing from (and including) July 29, 2024 to (but excluding) the Initial Interest Reset Date	SPREAD: +38 bps (0.380%)

INDEX MATURITY: 3-month	SPREAD MULTIPLIER: N/A

INTEREST RATE BASIS: EURIBOR

INTEREST CATEGORY:	DAY COUNT CONVENTION:
Regular Floating Rate Note	Actual/360. See “Other Provisions” below.

INTEREST RATE RESET CUTOFF DATE: N/A

MAXIMUM INTEREST RATE: N/A	INTEREST RESET PERIOD: Quarterly

MINIMUM INTEREST RATE: 0.000%	INTEREST PAYMENT DATES: Each January 29, April 29, July 29 and October 29, beginning on October 29, 2024, and on the Stated Maturity Date

INITIAL INTEREST RESET DATE: October 29, 2024	REGULAR RECORD DATES: The clearing system business day (for this purpose a day on which Euroclear/Clearstream are open for business) immediately preceding the related Interest Payment Date

INTEREST RESET DATES: Each Interest Payment Date

INTEREST DETERMINATION DATES (if different than provided below): The date falling two T2 Business Days preceding the related Interest Reset Date	SPECIFIED CURRENCY: United States dollars unless otherwise specified below:

SPREAD/SPREAD MULTIPLIER RESET OPTION: [ ] Yes [X ] No OPTIONAL RESET DATES:	• Payments of principal and any premium: euro • Payments of interest: euro • Exchange Rate Agent: See Addendum

CHECK IF DISCOUNT NOTE

CALCULATION AGENT: Deutsche Bank Trust Company Americas

Issue Price: 100.000%

OTHER PROVISIONS: The amount of interest payable in respect of this Note will be calculated by applying the applicable interest rate for such interest period to the outstanding principal amount of this Note, multiplying the product by the actual number of days in such interest period and dividing by 360.

DENOMINATIONS: ($2,000, and integral multiples of $1,000 unless otherwise specified below): €100,000 and integral multiples of €1,000 in excess thereof.	ADDENDUM ATTACHED: [X]Yes [ ]No

HOLDER’S OPTIONAL REPAYMENT DATE(S): N/A

REDEMPTION: See Addendum

INITIAL REDEMPTION DATE: N/A

INITIAL REDEMPTION PERCENTAGE: N/A

ANNUAL REDEMPTION PERCENTAGE
REDUCTION: N/A

American Honda Finance Corporation, a California corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to BT GLOBENET NOMINEES LIMITED, as nominee of DEUTSCHE BANK AG, LONDON BRANCH, a common depository for Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear system, or its registered assigns, the principal sum of FIVE HUNDRED MILLION EURO on the Stated Maturity specified above, and to pay interest thereon, if any, at the rate determined by reference to the Interest Rate Basis or Bases, if any, specified above and in accordance with the provisions herein (if not otherwise specified above, computed on the basis of a 360-day year of twelve 30-day months), until the principal hereof is paid or made available for payment. The Company will pay interest on the Interest Payment Dates specified above, commencing with the Interest Payment Date immediately following the Original Issue Date specified above and on the Stated Maturity or any earlier redemption date or optional repayment date specified above (such Stated Maturity and any earlier redemption date or optional repayment date or any other date that the principal amount hereof or an installment thereof is due and payable, whether by declaration of acceleration pursuant to the Indenture or otherwise, being referred to hereinafter as a “Maturity” with respect to the portion of the principal amount payable on such date); provided that if the Original Issue Date specified above is after a Regular Record Date as specified above and on or before the related Interest Payment Date, interest payments will commence on the next succeeding Interest Payment Date. Interest on this Note will accrue from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including the Original Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity, as the case may be. If any Interest Payment Date other than an Interest Payment Date at Maturity would fall on a day that is not a Business Day (as defined below), the payment of interest will be made the next succeeding Business Day with full force and effect as if the payment had been made on such Interest Payment Date; provided that if any Interest Payment Date would fall on a day that is not a Business Day and the Interest Rate Basis specified above is Compounded SOFR, EURIBOR, the Federal Funds Rate or SOFR, and if such next succeeding Business Day is the next succeeding calendar month, the payment of interest will instead be made on the immediately preceding Business Day (the “Modified Following Business Day Convention”). If the Maturity would fall on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made the next succeeding Business Day with full force and effect as if the payment had been made at the Maturity, and no interest on such payment shall accrue on the amount payable for the period from and after the Maturity to the date of such payment on the next succeeding Business Day. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal, premium, if any, and interest payable at Maturity of this Note will be made in immediately available funds if this Note is presented and surrendered (in the case of any payment on any Holder’s Optional Repayment Date, together with the “Option to Elect Repayment” form attached hereto duly completed) at the office or agency of the Company maintained for that purpose in The City of New York (currently the corporate trust office of the Paying Agent (as defined below) in The City of New York) in time for payment to be made in such funds in accordance with the normal procedures of Deutsche Bank Trust Company Americas, as paying agent, or such other paying agent, if any, specified in an Addendum attached hereto (the “Paying Agent”, which term includes any successor paying agent under the Indenture); provided, however, that if the Specified Currency of such payment is other than United States dollars and such payment is to be made in the Specified Currency in accordance with the provisions set forth below, such payment will be made by wire transfer of immediately available funds to an account with a bank designated by the Holder hereof at least fifteen days prior to the Maturity, provided that such bank has appropriate facilities therefor and that this Note is presented and surrendered and, if applicable, a duly completed “Option to Elect Repayment” form is delivered at the aforementioned office of the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Payment of the principal of, premium, if any, and interest on this Note in United States dollars will be made by transfer of immediately available funds to the Depositary or its nominee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and is also a day on which commercial banks are open for business in London; provided, however, that, if the Specified Currency above is not United States dollars, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the Specified Currency or, if the Specified Currency is euro, the day is also a T2 Business Day (as defined below); provided further, that if SOFR or Compounded SOFR is the applicable Interest Rate Basis, the date is also a U.S. Government Securities Business Day (as defined below); provided further, that if EURIBOR is the applicable Interest Rate Basis, the date is also a T2 Business Day.

“Principal Financial Center” means the capital city of the country issuing the Specified Currency, except, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

“T2 Business Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (T2) System, or any successor or replacement system, is open.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

Unless otherwise specified herein, payments of principal of, premium, if any, and interest on, this Note will be made in the applicable Specified Currency, provided, however, that if this Note is denominated in a Specified Currency other than United States dollars, payments of principal of, premium, if any, and interest on, this Note will be made in United States dollars unless the Depositary notifies the Paying Agent, prior to the fifth Business Day after the applicable Regular Record Date for such payment or on or prior to the tenth Business Day prior to Maturity, as the case may be (or prior to such other dates as may then be required under the Depositary’s customary procedures), of the amount of any such payment to be made in the Specified Currency and the applicable wire transfer instructions for such amount, in which case the Paying Agent shall use such wire instructions to pay such amount in the Specified Currency.

If any payment under this Note is to be made in United States dollars in accordance with the provisions of the immediately preceding paragraph, such United States dollar amount will be based upon the highest bid quotation received by the Exchange Rate Agent specified above as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The Exchange Agent shall obtain the highest bid quotation by asking three recognized foreign exchange dealers in The City of New York selected by the Company (one of whom may be the Exchange Rate Agent) for their bid quotations for the purchase of the Specified Currency in exchange for United States dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable on such payment date to all Holders of Notes who are scheduled to receive United States dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in United States dollars on this Note will be borne by the Holder of this Note, by deduction from such payment.

Notwithstanding anything in the foregoing to the contrary, if the Specified Currency is not available, in the Company’s good faith judgment, for any amount payable on this Note on the applicable payment date (including at Maturity) due to the imposition of exchange controls or any other circumstances beyond the control of the Company, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in United States dollars. Unless otherwise specified in an Addendum attached hereto, the amount of such payment in United States dollars shall be determined on the basis of the Market Exchange Rate (as defined below) as computed by the Exchange Rate Agent on the second Business Day preceding the applicable payment date, or if the Market Exchange Rate is not available on the second Business Day preceding the applicable payment date, on the basis of the most recently available Market Exchange Rate on or preceding the applicable payment date, or as otherwise determined by the Company in good faith, if the foregoing is impracticable. The “Market Exchange Rate” for a Specified Currency other than United States dollars means the noon dollar buying rate for cable transfers in The City of New York for such Specified Currency as certified for custom purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York. Any payment made under such circumstances in United States dollars where the required payment is in other than United States dollars will not constitute a default under the Indenture or this Note.

If this Note is denominated in a Specified Currency other than United States dollars, in the event of an official redenomination of such Specified Currency (including, without limitation, an official redenomination of such Specified Currency that is a composite currency) the obligations of the Company with respect to payments on this Note denominated in such Specified Currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. No adjustment will be made to any amount payable under this Note as a result of (a) any change in the value of such Specified Currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions will for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note will not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

References herein to the “Note,” “hereof,” “herein” and comparable terms shall include any Addendum hereto if any Addendum is specified under “Other Provisions” above, which shall prevail in the event of any inconsistency.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, manually or in facsimile.

Dated: July 29, 2024	AMERICAN HONDA FINANCE CORPORATION

By:
Name:
Title:

ATTEST:

By:
Assistant Secretary

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

By:
Authorized Signatory

This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an Indenture dated as of September 5, 2013 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of February 8, 2018 (the “First Supplemental Indenture” and the Base Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes, Series A (herein called the “Notes”). The Notes may bear different dates and mature at different times, may bear interest at different rates or may not bear interest and may otherwise vary, all as provided in the Indenture.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

This Note may be subject to repayment at the option of the Holder prior to the Stated Maturity specified above on the Holder’s Optional Repayment Date(s), if any, specified above. If no Holder’s Optional Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity. On any Holder’s Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if the Discount Note box is checked above, such lesser amount as is provided in an Addendum attached hereto), together with accrued and unpaid interest thereon to, but excluding, the date of repayment, subject to the terms of any applicable Addendum hereto. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled “Option to Elect Repayment” set forth below (and also available at the office of the Paying Agent) duly completed, by the Paying Agent at its corporate trust office in The City of New York (currently at Deutsche Bank Trust Company Americas, Trust and Agency Services, 1 Columbus Circle, 17th Floor, New York, New York 10019), or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 10 days prior to a Holder’s Optional Repayment Date. This Note must be received by the Paying Agent by 5:00 p.m., New York City time, on the last day for the giving of such notice. Exercise of such repayment option by the Holder hereof shall be irrevocable except to the extent permitted in connection with a Spread and/or Spread Multiplier reset described below.

This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date (any date fixed for such redemption being the “Redemption Date”), if any, specified above, and prior to the Stated Maturity specified above, in whole, or from time to time in part (if so specified above), in increments of $1,000 unless otherwise specified on the face hereof (provided that any remaining principal amount shall be an authorized denomination) at the Redemption Price (as defined below), together with accrued and unpaid interest thereon to, but excluding, the Redemption Date, upon providing written notice of such redemption not more than 60 days nor less than 10 days prior to the Redemption Date to the Holder of this Note at such Holder’s address appearing in the Security Register, all as provided in the Indenture. Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the unpaid principal amount of this Note to be redeemed. The Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, until the Redemption Price is 100% of the unpaid principal amount of this Note to be redeemed. If less than all of the Notes having Equivalent Terms are to be redeemed, the Trustee shall select, not more than 60 days nor less than 10 days prior to the Redemption Date, by such method as the Trustee shall deem fair and appropriate in accordance with the procedures of the Depositary, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. If no Initial Redemption Date is specified above and no other redemption provisions are specified on the face hereof or in an Addendum attached hereto, this Note may not be redeemed prior to its Stated Maturity.

In the event of redemption or repayment of this Note in part only, the principal amount of this Note shall be reduced.

Commencing with the Interest Reset Date specified above first following the Original Issue Date specified above, the rate at which interest on this Note is payable will be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Reset Period; provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the first Interest Reset Date will be the Initial Interest Rate specified above; provided further, that with respect to Floating Rate/Fixed Rate Notes the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue. Each such adjusted rate will be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until Maturity, as the case may be. If any Interest Reset Date is not a Business Day, such Interest Reset Date will be postponed to the next succeeding Business Day, except, that if the Interest Rate Basis specified above is Compounded SOFR, EURIBOR, Federal Funds Rate or SOFR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date will follow the Modified Following Business Day Convention. If the Interest Rate Basis specified above is the Treasury Rate, and if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If an Interest Rate Reset Cutoff Date is specified above, beginning on the Interest Rate Reset Cutoff Date the interest rate on the Note will be the rate in effect on the Interest Rate Reset Cutoff Date. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note will be the rate determined in accordance with the provisions of the applicable heading below.

All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent or unit being rounded upward.

The interest rate borne by this Note will be determined as follows:

(i) Unless the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or as otherwise specified herein, this Note will be designated as a “Regular Floating Rate Note” and, except as set forth herein or specified above, will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date specified above; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate.

(ii) If the Interest Category of this Note is specified above as a “Floating Rate/Fixed Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified on the face hereof to the Stated Maturity will be the Fixed Interest Rate specified above or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

(iii) If the Interest Category of this Note is specified above as an “Inverse Floating Rate Note”, then, except as set forth herein or specified above, this Note will bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified above; provided, however, that, unless otherwise specified above or herein, the interest rate hereon will not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate.

Unless otherwise specified herein, with respect to any day on which interest on this Note is to be determined by reference to an applicable Interest Rate Basis or Bases, the interest rate in effect on such day will be: (i) if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date, or (ii) if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date, provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the first Interest Reset Date will be the Initial Interest Rate.

Determination of CD Rate. If the Interest Reset Basis specified above is the CD Rate, the interest rate with respect to this Note will be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “CD Rate” means, with respect to any Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified above as published in the H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”. If such rate is not yet published in the H.15 Daily Update or other recognized electronic source by 5:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Company for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the CD Rate determined as of such Interest Determination Date will be the CD Rate in effect on such Interest Determination Date.

“H.15 Daily Update” means the Selected Interest Rates (Daily) – H.15 release published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm, or any successor site or publication.

Determination of CMT Rate. If the Interest Reset Basis specified above is the CMT Rate, the interest rate with respect to this Note will be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “CMT Rate” means with respect to any Interest Determination Date:

(i) If Reuters Page (as defined below) FRBCMT is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in the H.15 Daily Update under the caption “Treasury constant maturities”, as the yield is displayed on Reuters Page FRBCMT or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), in each case, for such Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for such Interest Determination Date as published in the H.15 Daily Update under the caption “Treasury constant maturities”. If such rate does not appear in the H.15 Daily Update, the CMT Rate on such Interest Determination Date will be the rate on such Interest Determination Date for the period of the Index Maturity specified above as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in the H.15 Daily Update. If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time.

If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original term to maturity will be used.

(ii) If Reuters Page FEDCMT is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as published in the H.15 Daily Update under the caption “Treasury constant maturities”, as such yield is displayed on Reuters Page FEDCMT or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the CMT Rate on such Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for the week or month, as applicable, preceding such Interest Determination Date as published in the H.15 Daily Update under the caption “Treasury constant maturities”. If such rate does not appear in the H.15 Daily Update, the CMT Rate on such Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such Interest Determination Date falls. If such rate is not published as specified in the preceding sentence, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five such Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity of no more than one year shorter than the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers selected by the Company from five Reference Dealers selected by the Company and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified above, a remaining term to maturity closest to the Index Maturity specified above and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to the Index Maturity specified above, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Reuters Page” means the display on the Thomson Reuters Eikon Service, or any successor service, on the page or pages specified in this Note, or any replacement page or pages on that service.

Determination of Commercial Paper Rate. If the Interest Rate Reset Basis specified above is the Commercial Paper Rate, the interest rate with respect to this Note will be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Commercial Paper Rate” means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such Interest Determination Date for commercial paper having the Index Maturity specified above as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial.” If by 5:00 P.M., New York City time, on such Calculation Date such rate is not yet published in the H.15 Daily Update or other recognized electronic source, the Commercial Paper Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of United States dollar commercial paper in The City of New York selected by the Company for commercial paper having the Index Maturity specified above placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Interest Determination Date will be the Commercial Paper Rate in effect on such Interest Determination Date.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x100

360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and “M” refers to the actual number of days in the applicable interest reset period.

Determination of Compounded SOFR. If the Interest Rate Basis specified above is Compounded SOFR, the amount of interest accrued and payable on this Note for each Interest Period (as defined below) will be equal to the product of (i) the outstanding principal amount of this Note multiplied by (ii) the product of (a) Interest Rate (Compounded SOFR plus Spread) for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360. In no event will the interest on Compounded SOFR notes be less than zero.

“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Interest Payment Date relating to such Interest Period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)

the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i).

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii).

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“Interest Period” means the period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Original Issue Date) to, but excluding, the next Interest Payment Date or Maturity, as the case may be.

SOFR Index Unavailable:

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be the Secured Overnight Financing Rate published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Company or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the Holder of this Note or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding two U.S. Government Securities Business Days preceding the next Interest Payment Date or Maturity, as the case may be provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Eleventh District Cost of Funds Rate. If the Interest Rate Basis specified above is the Eleventh District Cost of Funds Rate, the interest rate with respect to this Note will be the Eleventh District Cost of Funds Rate plus or minus the Spread, if any, and/or multiplied by the Spread Multiplier, if any, as specified above. “Eleventh District Cost of Funds Rate” means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Interest Determination Date falls as set forth opposite the caption “11TH District” on Reuters Page COFI/ARMS or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on such Interest Determination Date. In the event that such rate does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on such Interest Determination Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding such Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce the Index on or before such Interest Determination Date for the calendar month immediately preceding such Interest Determination Date, the Eleventh District Cost of Funds Rate will be the Eleventh District Cost of Funds Rate in effect on such Interest Determination Date.

Determination of Federal Funds Rate. If the Interest Rate Basis specified above is the Federal Funds Rate, the interest rate with respect to this Note will be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Federal Funds Rate” means, with respect to any Interest Determination Date:

(i) If Federal Funds (Effective) Rate is specified above, the rate on such Interest Determination Date for United States dollar federal funds as published in the H.15 Daily Update or other recognized electronic source opposite the caption “Federal funds (effective)”, or if such rate is not published by 5:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Company prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate determined as of such Interest Determination Date in effect on such Interest Determination Date.

(ii) If Federal Funds Open Rate is specified above, the rate on such Interest Determination Date under the caption “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters Page 5, or if such rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg. If such rate does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Company, before 9:00 A.M., New York City time on such Interest Determination Date, or if the brokers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

(iii) If Federal Funds Target Rate is specified above, the rate on such Interest Determination Date displayed on the FDTR Index Page on Bloomberg, or if such rate does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate appearing on Reuters Page USFFTARGET=. If such rate does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time, on such Interest Determination Date, or if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate as in effect on such Interest Determination Date.

(iv) If Federal Funds Rate (FEDL01) is specified above, the rate on the applicable Interest Determination Date displayed on Bloomberg page FEDL01, or if such rate does not appear on Bloomberg page FEDL01 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the Federal Funds (Effective) Rate as in effect on such Interest Determination Date.

Determination of EURIBOR. If the Interest Rate Basis specified above is EURIBOR, the interest rate with respect to this Note will be EURIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “EURIBOR” means, with respect to any Interest Determination Rate, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified above, commencing on the applicable Interest Reset Date, that appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on such Interest Determination Date; or if no such rate appears on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on such Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity specified above commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on such Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in such market at such time; or if fewer than two quotations are so provided, the rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euros to leading European banks, having the Index Maturity specified above, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in such market at such time; or if the banks so selected by the Company are not quoting as mentioned above, EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Determination of Prime Rate. If the Interest Rate Basis specified above is the Prime Rate, the interest rate with respect to this Note will be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Prime Rate” means, with respect to any Interest Determination Date, the rate on such Interest Determination Date as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption “Bank prime loan.” If such rate is not published by 5:00 P.M., New York City time, in the H.15 Daily Update or such other recognized electronic source on the related Calculation Date, the Prime Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters Page US PRIME1 as such bank’s prime rate or base lending rate as of 11:30 A.M., New York City time, on such Interest Determination Date, or, if fewer than four such rates appear by 5:00 P.M., New York City time, on the related Calculation Date on Reuters Page US PRIME1 for such Interest Determination Date, the rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by three major banks in The City of New York selected by the Company; provided, however, that if the banks so selected by the Company are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

Determination of SOFR. If the Interest Rate Basis specified above is SOFR, the interest rate with respect to this Note will be SOFR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. In no event will the interest on SOFR notes be less than zero. “SOFR” means, with respect to any Interest Determination Date, the rate on such Interest Determination Date as:

(1)

the Secured Overnight Financing Rate for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); provided that:

(2)	if the rate specified in (1) above does not appear by the SOFR Determination Time, then:

i.

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s Website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website; or

ii.

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to this Note in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in the Company or its designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the Holder of this Note or any other party.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Payment Calculation Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company or its designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decide that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determination of Treasury Rate. If the Interest Rate Basis specified above is the Treasury Rate, the interest rate with respect to this Note will be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. “Treasury Rate” means, with respect to any Interest Determination Date, the rate from the auction held on such Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified above as published under the caption “INVEST RATE” on Reuters Page USAUCTION10 or Reuters Page USAUCTION11 or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service). If such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield (as defined below) of the auction rate of such Treasury Bills announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on such Calculation Date, or if the Auction is not held, the Treasury Rate on such Interest Determination Date will be the Bond Equivalent Yield of the rate on such Interest Determination Date of Treasury Bills having a remaining maturity closest to the Index Maturity specified above as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the rate, under the caption “U.S. government securities/Treasury bills (secondary market)”. If such rate is not published in the H.15 Daily Update, or other recognized electronic source by 5:00 P.M., New York City time, on such Calculation Date, the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States government securities dealers selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified above; provided, however, that if the dealers selected as aforesaid by the Company are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Interest Determination Date will be the Treasury Rate in effect on such Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x100

360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period will not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent will calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

The “Calculation Date,” where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity, as the case may be.

The Calculation Agent will notify the Company of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. The Calculation Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination for the next succeeding Interest Reset Date with respect to this Note.

If the Interest Rate Basis specified above is the CD Rate, the CMT Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Eleventh District Cost of Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the last Business Day of the month immediately preceding such Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index (as defined above). If the Interest Rate Basis specified above is the Federal Funds Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Business Day preceding the Interest Reset Date.

If the Interest Rate Basis specified above is the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the first Business Day preceding such Interest Reset Date. If the Interest Rate Basis specified above is Compounded SOFR or SOFR, the Interest Determination Date pertaining to an Interest Reset Date will be the second U.S. Government Securities Business Day (as defined on the face hereof) next preceding the Interest Reset Date. If the Interest Rate Basis specified above is EURIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second T2 Business Day (as defined on the face hereof) preceding each Interest Reset Date. If the Interest Rate Basis specified above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills (as defined above) having the Index Maturity specified above are normally auctioned (i.e. Treasury Bills are normally sold at auction on Monday of each week, unless that Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that such auction may be held on such preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the Interest Reset Date, the Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then such Interest Reset Date will instead be the first Business Day following the auction. If the interest rate of this Note is determined with reference to two or more interest rate bases, the Interest Determination Date pertaining to this Note will be the most recent Business Day which is at least two Business Days prior to the Interest Reset Date on which each Interest Rate Basis will be determinable; each Interest Rate Basis will be determined as of such date and the applicable interest rate will take effect on the related Interest Reset Date.

Interest payments on this Note will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including the Original Issue Date specified above to, but excluding, the related Interest Payment Date or Maturity, as the case may be. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified above is the CD Rate, Commercial Paper Rate, Compounded SOFR, Eleventh District Cost of Funds Rate, the Federal Funds Rate, EURIBOR, SOFR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified above is the CMT Rate or the Treasury Rate. If two or more Interest Rate Bases are specified above, the interest factor will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes Outstanding may be declared, and in certain cases shall automatically become, due and payable in the manner and with the effect provided in the Indenture.

If the Company has the option with respect to this Note to reset the Spread and/or Spread Multiplier, such option will be indicated on the face hereof, together with (i) the date or dates on which such Spread and/or Spread Multiplier may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting. Unless otherwise specified in an Addendum attached hereto, the Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee will mail to the Holder hereof a notice (the “Reset Notice”), first class, postage prepaid, setting forth (i) the election of the Company to reset the Spread and/or Spread Multiplier, (ii) such new Spread and/or Spread Multiplier, and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of this Note (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date, the Company may, at its option, revoke the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the Trustee to mail notice of such higher Spread and/or Spread Multiplier first class, postage prepaid, to the Holder hereof. Such notice shall be irrevocable. If the Spread and/or Spread Multiplier is reset on an Optional Reset Date this Note will bear such higher Spread and/or Spread Multiplier.

If the Company elects to reset the Spread and/or Spread Multiplier of this Note, the Holder hereof will have the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to 100% of the principal amount hereof plus any accrued and unpaid interest thereon to, but excluding, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder hereof must follow the procedures set forth above for optional repayment, except that the period for delivery of this Note or notification to the Paying Agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that if the Holder hereof has tendered this Note for repayment pursuant to a Reset Notice, the Holder hereof may, by written notice to the Paying Agent, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected (voting as separate classes). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions where, upon the Company’s direction and satisfaction of certain conditions, the Indenture shall cease to be of further effect with respect to the Notes, subject to the survival of specified provisions of the Indenture. The Indenture also contains provisions for defeasance of certain obligations of the Company under this Note and the Indenture and covenant defeasance of certain obligations of the Company under the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional to pay the principal of, and premium, if any, and interest on, this Note at the time, place and rate, and in the coin or currency herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in United States dollars, only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof unless otherwise specified on the face hereof. As provided in the Indenture and subject to certain limitations therein and herein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of the same tenor and terms of a different authorized denomination, as requested by the Holder surrendering the same.

This Note shall be exchangeable for Notes in certificated form of like tenor and terms and of an equal aggregate principal amount, in authorized denominations, if (x) the Depositary notifies the Company that it is unwilling or unable, or no longer qualified to continue as depositary or at any time the Depositary ceases to be a clearing agency registered as such under the Exchange Act, if so required by applicable law or regulation, and a successor depositary is not appointed by the Company within 90 days of such notification or of the Company becoming aware of the Depositary’s ceasing to be so registered, as the case may be, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be so exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes and the Depositary or the Company specifically requests such exchange. Such certificated Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If certificated Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such certificated Notes.

The Company may reopen this issue of Notes by issuing additional Securities with the same terms as these Notes. Any additional Securities so issued will be considered part of this same issue of Notes for all purposes.

This Note is not subject to, or entitled to the benefits of, any sinking fund.

No service charge shall be made for any registration of transfer or exchange relating to this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than exchanges pursuant to the Indenture not involving any transfer.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent, any Authentication Agent and any other agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected or subject to any liabilities by notice to the contrary.

As provided in the Indenture, no recourse for the payment of the principal of, or premium, if any, or interest on, any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any stockholder, employee, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation.

All terms used in this Note which are not defined in this Note but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws of such State other than New York General Obligations Law Section 5-1401.

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing              attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date

NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof together with accrued and unpaid interest thereon to, but excluding, the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Paying Agent must receive at its corporate trust office in The City of New York, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 10 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this “Option to Elect Repayment” form duly completed. This Note must be received by the Paying Agent by 5:00 P.M., New York City time, on the last day for the giving of such notice.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be in increments of $1,000 unless otherwise specified on the face of this Note, provided that any remaining principal amount shall be an authorized denomination) which the Holder elects to have repaid and specify the denomination or denominations (which shall be in an amount equal to an authorized denomination) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$ _

Date

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

American Honda Finance Corporation

Floating Rate Medium-Term Note, Series A, due April 29, 2026

CUSIP / ISIN / Common Code: 026657 BA3 / XS2870147597 / 287014759

ADDENDUM TO MEDIUM-TERM NOTE

The attached Note is subject to the terms set forth below. Any references below to “the Notes” means the Company’s Floating Rate Medium-Term Notes, Series A, due April 29, 2026, and any reference below to “this Note,” mean the Note of which this Addendum is a part. The provisions of this Addendum supplement, and to the extent different therefrom or inconsistent therewith, supersede, the provisions set forth in the Note of which this Addendum is part. Any terms used and not otherwise defined in this Addendum shall have the respective meanings set forth in the Notes or, if not defined therein, the Indenture.

All percentages resulting from any calculations with respect to the Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all euro amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upward.

“Business Day” means any day, other than a Saturday or Sunday, (i) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (ii) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (T2), or any successor or replacement system, is open.

References to Clearstream and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system as may be approved by the Company.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities of this series, and reliance may be placed only on the other identification numbers printed hereon.

Issuance in Euro

Principal, premium, if any, and interest payments in respect of this Note, including any payments made upon any redemption of this Note, will be payable in euro; provided, however, that if the euro is not available in the Company’s good faith judgment for the payment of principal, premium, if any, or interest with respect to this Note, including payments of redemption on the Notes, due to the imposition of exchange controls or other circumstances beyond the control of the Company, or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, the

Company will be entitled to satisfy its obligations to Holders by making that payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) as computed by the exchange rate agent (appointed by the Company) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due or as otherwise determined by the Company in good faith, if the foregoing is impracticable. Any payment in respect of this Note so made in U.S. dollars will not constitute a default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

The “Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

In the event that the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or an official redenomination of the euro, the Company’s obligations with respect to payments on the Notes shall, in each case, be regarded immediately following such redenomination as providing for the payment of that amount of the euro representing the amount of such obligations immediately before such redenomination. The Notes do not provide for any adjustment to any amount payable under the Notes as a result of any change in the value of euros relative to any other currency due solely to fluctuations in exchange rates.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the Holders of the Notes.

Payment of Additional Amounts

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest such Additional Amounts as are necessary in order that the net amount of such payment of the principal of and interest on this Note to a Holder who is a United States Alien (as such term is defined below), after deduction for any present or future tax, assessment or governmental charge of the United States (as such term is defined below), or a political subdivision or authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided for in this Note to be then due and payable. However, the foregoing obligation to pay Additional Amounts shall not apply:

(a)

to any tax, assessment or governmental charge that would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or Holder of power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or holder of a power) being considered as:

(i)	being or having been present or engaged in a trade or business in the United States or having had a permanent establishment therein;

2

(ii)	having a current or former relationship with the United States, including a relationship as a citizen or resident or being treated as a resident thereof; or

(iii)

being or having been, for United States federal income tax purposes, a personal holding company, a “controlled foreign corporation”, a “passive foreign investment company” (including a qualified electing fund), a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization;

(b)

to any tax, assessment or other governmental charge imposed by reason of the Holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(c)

to any Holder that is a fiduciary or partnership or other than the sole beneficial owner of this Note, but only to the extent that a beneficiary or settlor with respect to such fiduciary or member of such partnership or a beneficial owner of this Note would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Note;

(d)

to any tax, assessment or governmental charge that would not have been imposed or withheld but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements under United States income tax laws, without regard to any tax treaty, with respect to the payment, concerning the nationality, residence, identity or connection with the United States of the Holder or a beneficial owner of this Note, if such compliance is required by United States income tax laws, without regard to any tax treaty, as a precondition to relief or exemption from such tax, assessment or governmental charge;

(e)	to any tax, assessment or governmental charge that is imposed otherwise than by withholding by us or a paying agent from the payment;

(f)

to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the Holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(g)	to any estate, inheritance, gift, sales, transfer, excise, wealth or personal property tax or any similar tax, assessment or governmental charge;

(h)

to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced to conform to, any European Union Directive on the taxation of savings;

3

(i)	to any tax, assessment or governmental charge that is payable otherwise than by withholding by the Company or the Paying Agent from the payment of the principal of or interest on this Note;

(j)

to any tax, assessment or governmental charge required to be withheld by any Paying Agent from such payment of principal of or interest on this Note, if such payment can be made without such withholding by any other Paying Agent;

(k)

to any withholding or deduction on or in respect of any Note pursuant to sections 1471 through 1474 of the Code, and the regulations, administrative guidance and official interpretations promulgated thereunder (“FATCA”), any agreement entered into pursuant to Section 1471(b)(1) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of FATCA; or

(l)	to any tax imposed as a result of any combination of the above.

The term “United States” means the United States of America, the States thereof (including the District of Columbia) and any other political subdivision or taxing authority thereof or therein affecting taxation, and the term “United States Alien” means any corporation, partnership, individual or fiduciary that, as to the United States, is for United States federal income tax purposes (A) a foreign corporation, (B) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (C) a non-resident alien individual, or (D) a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

If the Company has or will become obliged to pay Additional Amounts (as provided above under the heading “Payment of Additional Amounts”) as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date, and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, the Company may, at its option, on any Interest Payment Date, having given not less than 30 nor more than 60 days’ prior written notice to Holders, redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of its principal amount, together with unpaid interest, if any, on the Notes accrued to but excluding the redemption date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts if a payment in respect to the Notes was due on such date. Prior to the transmission or publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate signed by two directors of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem this Note has occurred.

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Exchange of Global Notes for Certificated Notes

Subject to certain conditions, this Note is exchangeable for Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and multiples of €1,000 in excess thereof if:

(1) Clearstream, Euroclear or any successor thereto notifies the Company that it is unwilling or unable to act as a clearing system for the Notes;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes; or

(3) there has occurred and is continuing an Event of Default with respect to this Note.

In all cases, definitive Notes delivered in exchange for this Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depository (in accordance with its customary procedures).

Payments (including principal, premium, if any, and interest) and transfers with respect to Notes in definitive form may be executed at the office or agency maintained for such purpose, at the Company’s option, by check mailed to the Holder thereof at the respective addresses set forth in the register of Holders of the Notes, provided that all payments (including principal, premium, if any, and interest) with respect to Notes in definitive form, for which the Holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

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